Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-173988) pertaining to the AMETEK, Inc. 2011 Omnibus Incentive Compensation Plan,
(2)Registration Statement (Form S-8 No. 333-87491) pertaining to the AMETEK Retirement and Savings Plan,
(3)Registration Statement (Form S-8 No. 333-91507) pertaining to the AMETEK, Inc. Deferred Compensation Plan,
(4)Registration Statement (Form S-8 No. 333-176068) pertaining to the Hamilton Precision Metals 401(k) Employee Savings Plan and Solidstate Controls, Inc. Hourly Employees’ (CWA) Retirement Plan,
(5)Registration Statement (Form S-8 No. 333-214847) pertaining to the Superior Tube Company, Inc. Union 401(k) Plan,
(6)Registration Statement (Form S-3 No. 333-75892) of AMETEK, Inc. and,
(7)Registration Statement (Form S-8 No. 333-238099) pertaining to the AMETEK, Inc. 2020 Omnibus Incentive Compensation Plan.
of our reports dated February 20, 2025, with respect to the consolidated financial statements of AMETEK, Inc. and the effectiveness of internal control over financial reporting of AMETEK, Inc., included in this Annual Report (Form 10-K) of AMETEK, Inc. for the year ended December 31, 2024.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania February 20, 2025